EXHIBIT 99.11(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 25 to the registration statement on Form N-1A (the "Registration Statement") of our report dated November 14, 1997, relating to the financial statements and financial highlights appearing in the September 30, 1997 Annual Report to Shareholders of the GE Funds, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP
------------------------------

PricewaterhouseCoopers LLP
Boston, Massachusetts
July 24, 1998